UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2016, James M. Rutledge retired as Vice Chairman, President and a director of Clean Harbors, Inc. (the “Company”).  Mr. Rutledge joined the Company in August 2005 as Executive Vice President and Chief Financial Officer. He was appointed by the Board on June 9, 2011 as an additional director and Vice Chairman and on August 20, 2012 as President. He was succeeded as the Company’s Chief Financial Officer in January 2016 when the Board appointed Michael L. Battles to serve in that capacity. Mr. Rutledge did not retire due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies, practices or financial statements. The Company thanks him for his significant contributions over the past 11 years and wishes him many happy and healthy years of retirement.

On September 27, 2016, the Company’s Board of Directors appointed its Chairman, Alan S. McKim, to serve as President, in addition to his current roles as Chairman of the Board and Chief Executive Officer. Further biographical information about Mr. McKim and information about his compensation arrangements is available in our 2016 proxy statement filed with the Securities and Exchange Commission on April 27, 2016 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

September 30, 2016	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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